UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2012

EXTERRAN HOLDINGS, INC.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000

Not Applicable

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Exterran Holdings, Inc. (“we” or “our”) was held on April 24, 2012.  Of the 64,272,709 shares of our Common Stock outstanding and entitled to vote at the meeting, 49,531,193 shares were present either in person or by proxy.

The following describes the matters considered by our stockholders, as well as the votes cast, at the Annual Meeting:

1.	The following directors were elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Uriel E. Dutton	42,183,018	399,373	6,948,802
Gordon T. Hall	39,219,639	3,362,752	6,948,802
J.W.G. Honeybourne	39,354,709	3,227,682	6,948,802
Mark A. McCollum	42,202,843	379,548	6,948,802
William C. Pate	41,981,349	601,042	6,948,802
Stephen M. Pazuk	39,482,090	3,100,301	6,948,802
Christopher T. Seaver	42,034,042	548,349	6,948,802
Mark R. Sotir	42,263,903	318,488	6,948,802

2.	The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2012 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,330,513	195,441	5,239	0

3.	The compensation provided to our Named Executive Officers for 2011, as disclosed in our proxy statement for the Annual Meeting, was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,390,233	3,744,498	447,660	6,948,802

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

April 27, 2012	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary